IMPORTANT NOTICE
PLEASE READ IMMEDIATELY

                             AQUILA
           NARRAGANSETT INSURED TAX-FREE INCOME FUND
      380 Madison Avenue, Suite 2300, New York, N.Y. 10017
                   NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD
                      on NOVEMBER 13, 1998


TO OUR SHAREHOLDERS:

The purpose of this Notice is to advise you that an Annual Meeting of the Shareholders of Narragansett Insured Tax-Free Income Fund
(the "Fund") will be held:


Place:    (a)  at the Rhode Island Convention Center
               1 Sabin Street
               Providence, Rhode Island

Time:     (b)  on November 13, 1998
               at 2:30 p.m. local time;

Purposes: (c)  for the following purposes:

               (i) to elect six Trustees; each Trustee elected will hold office until the next annual meeting of the Fund's shareholders or until his or her successor is duly elected;

               (ii) to ratify (that is, to approve) or reject the selection of KPMG Peat Marwick LLP as the Fund's independent auditors for the fiscal year ending
               June 30, 1999 (Proposal No. 1); and



PLEASE NOTE:
If you do not expect to attend the Meeting, you are requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying stamped envelope. To avoid unnecessary expense to the Fund, your cooperation is requested in mailing in your proxy no matter how large or small your holding may be.

               (iii) to act upon any other matters which may properly come before the Meeting at the scheduled time and place or any adjourned meeting or meetings.

Who Can
Vote What
Shares:   (d)  To vote at the Meeting, you must have been a
               shareholder on the Fund's records at the close of business on August 17, 1998 (the "record date").
               Also, the number of shares of each of the Fund's three outstanding classes of shares that you held at that time and the respective net asset values of each class of shares at that time determine the number of votes you may cast at the Meeting (or any adjourned meeting or meetings).


                         By Order of the Board of Trustees,

                         EDWARD M. W. HINES
                         Secretary





September 25, 1998

            NARRAGANSETT INSURED TAX-FREE INCOME FUND
    380 Madison Avenue, Suite 2300, New York, New York 10017
                         PROXY STATEMENT

                          INTRODUCTION

     The purpose of the Notice (the first two pages of this document) is to advise you of the time, place and purposes of an Annual Meeting of the Shareholders of Narragansett Insured Tax-Free Income Fund (the "Fund"). The purpose of this proxy statement (all the remainder of this document) is to give you information on which you may base your decisions as to the choices, if any, you make on the enclosed proxy card.

     A copy of the Fund's most recent annual report and most recent semi-annual report will be sent to you without charge upon written request to the Fund's Distributor, Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017 or by calling 800-453-6864 toll-free or 212-697-6666.

     The Fund's organizer and Manager (the "Manager") is Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017. The Fund's principal underwriter (the "Distributor") is Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017. The Fund's Investment Sub-Adviser is Citizens Bank of Rhode Island (the "Sub-Adviser"), One Citizens Plaza, Providence, RI 02903.

     This Notice and Proxy Statement are first being mailed on or about September 25, 1998.

     The enclosed proxy card authorizes the persons named (or their substitutes) to vote your shares; the Fund calls these persons the "proxy holders." As to the election of Trustees you may authorize the proxy holders to vote your shares for the entire slate indicated below by marking the appropriate box on the proxy card or by merely signing and returning your proxy card with no instructions. Or, you may withhold the authority of the proxy holders to vote on the election of Trustees by marking the appropriate box. Also, you may withhold that authority as to any particular nominee by following the instructions on the proxy card.

     As to the other matter listed on the proxy card, you may direct the proxy holders to vote your shares on that proposal by checking the appropriate box "For" or "Against" or instruct them not to vote your shares on the proposal by checking the "Abstain" box. If you return your signed proxy card and do not check any box on the proposal, the proxy holders will vote your shares for the proposal. Shares held by brokers in "street name" and not voted or marked as abstentions will not be counted for purposes of determining a quorum.

     You may end the power of the proxy holders to vote your shares, after you have signed and returned your proxy card but before the power is used, by (i) so notifying the Fund in writing;
(ii) signing a new and different proxy card (if the Fund receives it before the old one is used); or (iii) voting your shares at the meeting in person or by your duly appointed agent.

     The Fund is sending you this Notice and Proxy Statement in connection with the solicitation by its Trustees of proxy cards ("proxies") to be used at the Annual Meeting to be held at the time and place and for the purposes indicated in the Notice or any adjourned meeting or meetings. The Fund pays the costs of the solicitation. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, facsimile and personal interviews. Brokerage firms, banks and others may be requested to forward this Notice and Proxy Statement to beneficial owners of the Fund's shares so that these owners may authorize the voting of these shares. The Fund will pay these firms for their out-of-pocket expenses for doing so.

     On the record date the Fund had three classes of shares outstanding. All shareholders of the Fund of all three classes are entitled to vote at the meeting. Each shareholder on the record date is entitled to one vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares of any class held on the record date. On the record date the net asset value per share of each of the Fund's classes of shares was as follows: Class A Shares, $ 10.49, Class C Shares, $10.49 and Class Y Shares $10.49. The meeting is expected to act only upon matters that affect the Fund as a whole: the election of Trustees and the action on the selection of auditors (Proposal No. 1). On matters that affect the Fund as a whole, all shareholders of the Fund, including the shareholders of all classes of the Fund, are entitled to vote at the meeting.

     On the record date the total number of shares of the Fund of each class outstanding and entitled to vote was as follows:
5,051,522 Class A Shares, 266,730 Class C Shares and 1,601 Class Y
Shares.

     On the record date, National Financial Services Corp., 200 Liberty Street, New York, NY 10281 held of record 470,392 Class A Shares (9.3% of the class); Merrill Lynch, Pierce, Fenner & Smith, Inc., P.O. Box 30561, New Brunswick, NJ, held of record 405,973 Class A Shares (8.0% of the class) and 32,078 Class C Shares (12.0% of the class); Corelink Financial Inc., P.O. Box 4054, Concord, CA 94524 held of record 574,536 Class A Shares (11.4% of the Class) and 117,847 Class C Shares (44.2% of the Class); Donaldson Lufkin Jenrette Securities Corporation, P.O. Box 2052, Jersey City, NJ held of record 44,066 Class C Shares (16.5% of the class) and US Clearing Corp., 26 Broadway New York, NY held of record 1,589 Class Y Shares (99.2% of the class). On the basis of information received from the holders, the Fund's management believes that all of the shares indicated are held for the benefit of clients. Mark S. Mandell, Park Row, Providence, RI held of record 24,216 Class C Shares (9.1% of the class). The Fund's management is not aware of any other person beneficially owning more than 5% of its outstanding shares as of such date.

                      ELECTION OF TRUSTEES

     At the Meeting, six Trustees are to be elected. Whenever it is stated in this Proxy Statement that a matter is to be acted on at the Meeting, this means the Meeting held at the scheduled time or any adjourned meeting or meetings.

     Each Trustee elected will serve until the next annual meeting or until his or her successor is duly elected. The nominees selected by the Trustees are named in the table below. See
"Introduction" above for information as to how you can instruct the proxy holders as to the voting of your shares as to the election of Trustees.

     All of the nominees are presently Trustees and were elected by the shareholders in November, 1997. Mr. Herrmann, Mr. Alden and Mr. Nightingale have been Trustees since 1992, Mr. Weeks and Mr. Duffy, since 1995 and Mr. Clinton, since 1996. The Trustees and officers as a group own less than 1% of the outstanding shares of the Fund. In the material below and elsewhere in this Proxy Statement, Aquila Management Corporation, organizer and Manager of the Fund, is referred to as the "Manager" and the Fund's Distributor, Aquila Distributors, Inc., is referred to as the "Distributor." Mr. Herrmann is an interested person of the Fund as that term is defined in the Investment Company Act of 1940 (the "1940 Act") as an officer of the Fund and a director, officer and shareholder of the Manager and the Distributor. He is so designated by an asterisk.

     Described in the following material are the name, positions with the Fund, age as of the record date and business experience during at least the past five years (other than with the Fund) of each nominee and all officers of the Fund. All shares listed as owned by the Trustees are Class A Shares unless indicated otherwise.

Lacy B. Herrmann*, President and Chairman of the Board of Trustees,
Age: 69, Shares Owned: 529 (1)

Founder and Chairman of the Board of Aquila Management Corporation since 1984, the sponsoring organization and Manager or Administrator and/or Adviser or Sub-Adviser to the following open-end investment companies, and Founder, Chairman of the Board of Trustees, and President of each: Hawaiian Tax-Free Trust since 1984; Tax-Free Trust of Arizona since 1986; Tax-Free Trust of Oregon since 1986; Tax-Free Fund of Colorado since 1987; Churchill Tax-Free Fund of Kentucky since 1987; and Tax-Free Fund For Utah since 1992; each of which is a tax-free municipal bond fund, and two equity funds, Aquila Rocky Mountain Equity Fund since 1993 and Aquila Cascadia Equity Fund, since 1996, which, together with this Fund are called the Aquila Bond and Equity Funds; Pacific Capital Cash Assets Trust since 1984; Churchill Cash Reserves Trust since 1985; Pacific Capital U.S. Government Securities Cash Asset Trust since 1988; Pacific Capital Tax-Free Cash Assets Trust since 1988; each of which is a money market fund, and together with Capital Cash Management Trust ("CCMT") are called the Aquila Money-Market Funds; Vice President and Director, and formerly Secretary, of Aquila Distributors, Inc. since 1981, distributor of the above funds; President and Chairman of the Board of Trustees of CCMT, a money market fund, since 1981, and an Officer and Trustee/Director of its predecessors since 1974; Chairman of the Board of Trustees and President of Prime Cash Fund (which is inactive) since 1982 and of Short Term Asset Reserves 1984-1996; President and a Director of STCM Management Company, Inc., sponsor and sub-adviser to CCMT; Chairman, President, and a Director since 1984 of InCap Management Corporation, formerly sub-adviser and administrator of Prime Cash Fund and Short Term Asset Reserves, and Founder and Chairman of several other money market funds; Director or Trustee of OCC Cash Reserves, Inc. and Quest For Value Accumulation Trust, and Director or Trustee of Oppenheimer Quest Value Fund, Inc., Oppenheimer Quest Global Value Fund, Inc. and Oppenheimer Rochester Group of Funds, each of which is an open-end investment company; Trustee of Brown University, 1990-1996 and currently Trustee Emeritus; actively involved for many years in leadership roles with university, school and charitable organizations.

(1) Held of record by the Manager; in addition, the Manager holds of record 11 Class C Shares and 11 Class Y Shares.

Vernon R. Alden, Trustee, Age: 75, Shares Owned: 214

Director of Sonesta International Hotels Corporation and Independent General Partner of the Merrill Lynch-Lee Funds;
Former Director of Colgate-Palmolive Company, Digital Equipment Corporation, Intermet Corporation, The McGraw Hill and The Mead Corporation; Chairman of the Board and Executive Committee of The Boston Company, Inc., a financial services company, 1969-1978; Trustee of Tax-Free Trust of Oregon since 1988, of Hawaiian Tax-Free Trust, Pacific Capital Cash Assets Trust, Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Government Securities Cash Assets Trust since 1989, of Cascades Cash Fund, 1989-1994 and of Aquila Cascadia Equity Fund since 1996; Associate Dean and member of the faculty of Harvard University Graduate School of Business Administration, 1951-1962; member of the faculty and Program Director of Harvard Business School - University of Hawaii Advanced Management Program, summer of 1959 and 1960; President of Ohio University, 1962-1969; Chairman of The Japan Society of Boston, Inc., and member of several Japan-related advisory councils; Chairman of the Massachusetts Business Development Council and the Massachusetts Foreign Business Council, 1978-1983; Trustee Emeritus, Boston Symphony Orchestra; Chairman of the Massachusetts Council on the Arts and Humanities, 1972-1984; Member of the Board of Fellows of Brown University, 1969-1986; Trustee of various other cultural and educational organizations; Honorary Consul General of the Royal Kingdom of Thailand; Received Decorations from the Emperor of Japan (1986) and the King of Thailand (1996 and 1997).

Paul Y. Clinton, Trustee, Age: 67, Shares Owned: 220

Principal of Clinton Management Associates, a financial and venture capital consulting firm; formerly Director of External Affairs of Kravco Corporation, a national real estate owner and developer, 1984-1995; formerly President of Essex Management Corporation, a management and financial consulting company, 1979-1983; Trustee of Capital Cash Management Trust since 1979 and of Prime Cash Fund (which is inactive), since 1993; Trustee of Short Term Asset Reserves 1984-1996; general partner of Capital Growth Fund, a venture capital partnership, 1979-1982; President of Geneve Corp., a venture capital fund, 1970-1978; formerly Chairman of Woodland Capital Corp., a small business investment company; formerly Vice President, W.R. Grace & Co; Director or Trustee of OCC Cash Reserves, Inc., Oppenheimer Quest Global Value Fund, Inc., Oppenheimer Quest Value Fund, Inc., and Trustee of Quest For Value Accumulation Trust, and of the Rochester Group of Funds, each of which is an open-end investment company.

David A. Duffy, Trustee, Age: 59, Shares Owned: 224 (2)

President, Duffy & Shanley, Inc., an advertising, marketing and public relations firm since 1973; National Chairman of the National Conference for Community and Justice (formerly the National Conference of Christians and Jews); Vice Chairman of the Providence College Board of Trustees and Chairman of the College's President's Council; Past Chair and current member of the Executive Committee of the Greater Providence Chamber of Commerce; past Chair of the Rhode Island Sports Council; past Chair of the Rhode Island Public Telecommunications Authority; and many other civic and non-profit organizations. He has been the recipient of numerous awards for public service. He served with the U.S. Army.

(2) Held of record by Duffy & Shanley Inc.

William J. Nightingale, Trustee,  Age: 68, Shares Owned: 661

Chairman and founder (1975) and Senior Advisor since 1995 of Nightingale & Associates, L.L.C., a general management consulting firm focusing on interim management, divestitures, turnaround of troubled companies, corporate restructuring and financial advisory services; President, Chief Executive Officer and Director of Bali Company, Inc., a manufacturer of women's apparel, which became a subsidiary of Hanes Corporation, 1970-1975; prior to that, Vice President and Chief Financial Officer of Hanes Corporation after being Vice President-Corporate Development and Planning of that company, 1968-1970; formerly Senior Associate of Booz, Allen & Hamilton, management consultants, after having been Marketing Manager with General Mills, Inc.; Trustee of Churchill Cash Reserves Trust and Churchill Tax-Free Fund of Kentucky since 1993; Director of Kasper A.S.L. Ltd.; Ring's End, Inc; Furr's/Bishop's Inc.

J. William Weeks, Trustee, Age: 71, Shares Owned: 587

Trustee of Tax-Free Fund of Colorado since 1995; Senior Vice President of Tax-Free Fund of Colorado and Narragansett Insured Tax-Free Income Fund, 1992-1995; Vice President of Hawaiian Tax-Free Trust, Tax-Free Trust of Arizona, Tax-Free Trust of Oregon and Churchill Tax-Free Fund of Kentucky, 1990-1995; Senior Vice President or Vice President of the Bond and Equity Funds and Vice President of Short Term Asset Reserves and Pacific Capital Cash Assets Trust, 1984-1988; President and Director of Weeks & Co., Inc., financial consultants, 1978-1988; limited partner and investor in various real estate partnerships since 1988; Partner of Alex. Brown & Sons, investment bankers, 1966-1976; Vice President of Finance and Assistant to the President of Howard Johnson Company, a restaurant and motor lodge chain, 1961-1966; formerly with Blyth & Co., Inc., investment bankers.

Stephen J. Caridi, Vice President, Age: 37

Vice President of the Distributor since 1995, Assistant Vice President, 1988-1995, Marketing Associate, 1986-1988; Assistant Vice President of Tax-Free Fund For Utah since 1993; Mutual Funds Coordinator of Prudential Bache Securities, 1984-1986; Account Representative of Astoria Federal Savings and Loan Association, 1979-1984.

Diana P. Herrmann, Vice President, Age: 40

Trustee of Tax-Free Trust of Arizona and Tax-Free Trust of Oregon since 1994, of Churchill Tax-Free Fund of Kentucky and Churchill Cash Reserves Trust since 1995, of Aquila Cascadia Equity Fund since 1996 and of Aquila Rocky Mountain Equity Fund and Tax-Free Fund For Utah since 1997; and Capital Cash Management Trust since 1997; President and Chief Operating Officer of the Manager since 1997; Senior Vice President and Secretary, and formerly Vice President, of the Manager since 1986 and Director since 1984; Senior Vice President or Vice President and formerly Assistant Vice President of the Aquila Money-Market Funds since 1986; Executive Vice President, Senior Vice President or Vice President of the Aquila Bond Funds and Vice President of the Aquila Equity Funds since 1997; Vice President of InCap Management Corporation since 1986 and Director since 1983; Assistant Vice President of Oxford Cash Management Fund, 1986-1988 and Prime Cash Fund 1986-1996; Assistant Vice President and formerly Loan Officer of European American Bank, 1981-1986; daughter of the Fund's President; Trustee of the Leopold Schepp Foundation (academic scholarships) since 1995; actively involved in mutual fund and trade associations and in college and other volunteer organizations.

William C. Wallace, Vice President, Age: 63

Vice President of Capital Cash Management Trust and Pacific Capital Cash Assets Trust since 1984; Senior Vice President of Hawaiian Tax-Free Trust since 1985 and Vice President, 1984-1985; Senior Vice President of Tax-Free Trust of Arizona since 1989 and Vice President, 1986-1988; Vice President of Tax-Free Trust of Oregon since 1986, of Churchill Tax-Free Fund of Kentucky and Tax-Free Fund of Colorado since 1987, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Government Securities Cash Assets Trust since 1988; Secretary and Director of STCM Management Company, Inc. since 1974; President of the Distributor 1995-1998, formerly Vice President of the Distributor, 1986-1992; Member of the Panel of Arbitrators, American Arbitration Association, since 1978; Assistant Vice President, American Stock Exchange, Market Development Division, and Director of Marketing, American Gold Coin Exchange, a subsidiary of the American Stock Exchange, 1976-1984.

Rose F. Marotta, Chief Financial Officer, Age: 74

Chief Financial Officer of the Aquila Money-Market Funds and the
Aquila Bond and Equity Funds since 1991 and Treasurer, 1981-1991;
formerly Treasurer of the predecessor of CCMT; Treasurer and Director of STCM Management Company, Inc., since 1974; Treasurer of Trinity Liquid Assets Trust, 1982-1986 and of Oxford Cash
Management Fund, 1982-1988; Treasurer of InCap Management
Corporation since 1982, of the Manager since 1984 and of the Distributor since 1985.

Richard F. West, Treasurer,  Age: 62

Treasurer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds and of Aquila Distributors, Inc. since 1992; Associate Director of Furman Selz Incorporated, 1991-1992; Vice President of Scudder, Stevens & Clark, Inc. and Treasurer of Scudder Institutional Funds, 1989-1991; Vice President of Lazard Freres Institutional Funds Group, Treasurer of Lazard Freres Group of Investment Companies and HT Insight Funds, Inc., 1986-1988; Vice President of Lehman Management Co., Inc. and Assistant Treasurer of Lehman Money Market Funds, 1981-1985; Controller of Seligman Group of Investment Companies, 1960-1980.

Edward M. W. Hines, Secretary,  Age: 58

Partner of Hollyer Brady Smith Troxell Barrett Rockett Hines & Mone LLP, attorneys, since 1989 and counsel, 1987-1989; Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1982; Secretary of Trinity Liquid Assets Trust, 1982-1985 and Trustee of that Trust, 1985-1986; Secretary of Oxford Cash Management Fund, 1982-1988.


John M. Herndon, Assistant Secretary, Age: 58

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995 and Vice President of the Aquila Money-Market Funds since 1990; Vice President of the Manager since 1990; Investment Services Consultant and Bank Services Executive of Wright Investors' Service, a registered investment adviser, 1983-1989; Member of the American Finance Association, the Western Finance Association and the Society of Quantitative Analysts.

Patricia A. Craven, Assistant Secretary & Compliance Officer,
Age: 32

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995; Counsel to the Manager and the Distributor since 1995; Secretary of the Distributor since 1997; formerly a Legal Associate for Oppenheimer Management Corporation, 1993-1995.

Compensation of Trustees

     The Fund does not pay fees to Trustees affiliated with the Manager or to any of the Fund's officers. During the fiscal year ended June 30, 1998, the Fund paid $46,522 in fees and reimbursement of expenses to its other Trustees. The Fund is one of the 14 funds in the Aquilasm Group of Funds, which consist of tax-free municipal bond funds, money market funds and two equity funds. The following table lists the compensation of all Trustees who received compensation from the Fund and the compensation they received during the Fund's fiscal year from other funds in the Aquilasm Group of Funds. None of such Trustees has any pension or retirement benefits from the Fund or any of the other funds in the Aquila group.

                                        Compensation        Number of
                                        from all funds      boards on which
                    Compensation        in the              the Trustee
Name                from the Fund       Aquilasm Group      now serves

Vernon R. Alden     $4,710              $52,514             7

Paul Y. Clinton     $6,916              $9,422              2

David A. Duffy      $5,520              $5,520              1

William J.
Nightingale         $3,954              $17,431             3

J. William Weeks    $6,276              $15,175             2


     The Manager is manager or administrator to the Aquilasm Group of Funds which consists of tax-free municipal bond funds, money market funds and equity funds. As of August 31, 1998, these funds had aggregate assets of approximately $3.1 billion, of which approximately $1.95 billion consisted of assets of the tax-free municipal bond funds. The Manager is controlled by Mr. Lacy B. Herrmann, through share ownership directly, through a trust and by his wife. During the Fund's fiscal year ended June 30, 1998, the Fund accrued fees for the Manager (including the fees it pays to the Sub-Adviser) of $246,189, of which $221,568 was waived. In addition, the Manager reimbursed the Fund for other expenses in the amount of $195,380. Of this amount, $182,811 was paid prior to June 30, 1998 and the balance of $12,569 was paid in July, 1998. During the fiscal year ended June 30, 1998, Permitted Payments of $72,087 were made to Qualified Recipients with respect to Class A Shares of the Fund, of which the Distributor received $1,455. During the same period, payments of $10,093 were made to Qualified Recipients with respect to Class C Shares of the Fund under the Distribution Plan and $3,364 under the Shareholder Services Plan. Of these payments the Distributor received $11,301.

     The Distributor currently handles the distribution of the shares of fourteen funds (five money market funds, seven tax-free municipal bond funds and two equity funds), including the Fund. Under the Distribution Agreement, the Distributor is responsible for the payment of certain printing and distribution costs relating to prospectuses and reports as well as the costs of supplemental sales literature, advertising and other promotional activities. At the date of this proxy statement, there is a proposed transaction whereby all of the shares of the Distributor, which are currently owned 75% by Mr. Herrmann and 25% by Diana P. Herrmann, will be owned by certain directors and/or officers of the Administrator and/or the Distributor including Mr. Herrmann and Ms. Herrmann.

Other Information on Trustees

     The Trustees have appointed an Audit Committee consisting of all of the Trustees (the "Independent Trustees") who are not "interested persons," of the Fund as that term is defined in the 1940 Act. The Committee (i) recommends to the Board of Trustees what firm of independent auditors will be selected by the Board of Trustees (subject to shareholder ratification); (ii) reviews the methods, scope and result of audits and the fees charged; and (iii) reviews the adequacy of the Fund's internal accounting procedures and controls. The Committee held two meetings during the Fund's last fiscal year. The Board of Trustees does not have a nominating committee. During the Fund's last fiscal year, the Board of Trustees held four meetings. All current Trustees were present for at least 75% of the total number of Board meetings and Audit Committee Meetings (if such Trustee was a member of that Committee).

                    RATIFICATION OR REJECTION
                         OF SELECTION OF
                      INDEPENDENT AUDITORS
                        (Proposal No. 1)

     KPMG Peat Marwick LLP, which is currently serving as the Fund's auditors, has been selected by the Fund's Board of Trustees, including a majority of the Independent Trustees, as the Fund's independent auditors for the fiscal year ending June 30, 1999. Such selection is submitted to the shareholders for ratification or rejection.

     The firm has no direct or indirect financial interest in the Fund, the Fund's Manager or the Fund's Sub-Adviser. It is expected that representatives of the firm will not be present at the meeting but will be available should any matter arise requiring their presence.

                           RECEIPT OF
                      SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Fund's proxy statement and proxy card for a particular annual meeting. One of these conditions relates to the timely receipt by the Fund of any such proposal. Under these rules, proposals submitted for inclusion in the proxy material for the Fund's next annual meeting after the meeting to which this Proxy Statement relates must be received by the Fund not less than 120 days before the anniversary of the date stated in this Proxy Statement for the first mailing of this Proxy Statement. The date for such submission could change, depending on the scheduled date for the next annual meeting; if so, the Fund will so advise you.

     The fact that the Fund receives a shareholder proposal in a timely manner does not insure its inclusion in the Fund's proxy material, since there are other requirements in the proxy rules relating to such inclusion.

                         OTHER BUSINESS

     The Fund does not know of any other matter which will come up for action at the Meeting. If any other matter or matters properly come up for action at the Meeting, including any adjournment of the Meeting, the proxy holders will vote the shares which the proxy cards entitle them to vote in accordance with their judgment on such matter or matters. That is, by signing and returning your proxy card, you give the proxy holders discretionary authority as to any such matter or matters.

           NARRAGANSETT INSURED TAX-FREE INCOME FUND

        PROXY FOR SHAREHOLDERS MEETING NOVEMBER 13, 1998

            PROXY SOLICITED ON BEHALF OF THE TRUSTEES

     The undersigned shareholder of Narragansett Insured Tax-Free Income Fund (the "Fund") does hereby appoint LACY B. HERRMANN, DIANA P. HERRMANN and EDWARD M. W. HINES, or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Narragansett Insured Tax-Free Income Fund to be held on November 13, 1998, at the Rhode Island Convention Center, 1 Sabin Street, Providence, Rhode Island, at 2:30 p.m. local time, and at all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed below.

     Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

     Management recommends a vote for all nominees listed below and for the proposal listed below. The shares represented hereby will be voted as indicated below or FOR if no choice is indicated.

     As to any other matter said attorneys shall vote in accordance with their best judgment.


          Election of Trustees
                __
               [__]       For All
                __
               [__]       Withhold All
                __
               [__]       For All Except

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
                                        ---------------
(1) LACY B. HERRMANN; (2) VERNON R. ALDEN;
(3) PAUL Y. CLINTON; (4) DAVID A. DUFFY;
(5) WILLIAM J. NIGHTINGALE; (6) J. WILLIAM WEEKS

         Vote On Proposal

Ratification of selection of KPMG Peat Marwick LLP as independent auditors (Proposal No.1 in Proxy Statement)

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                          FOR [__] AGAINST [__]  ABSTAIN [__]


Please check here if planning to attend the Annual Meeting of
Shareholders.
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                               [__]

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as a custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your full title as such. Joint owners should each sign.

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Signature (PLEASE SIGN WITHIN BOX)       Date


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Signature (Joint Owners)                 Date